Evommune Reports Fourth Quarter and Full Year 2025 Financial Results and Provides Business Highlights

– Reported positive top-line data from Phase 2a proof-of-concept (POC) trial of EVO301 in atopic dermatitis (AD)

– EVO756 on track to report Phase 2b top-line data in chronic spontaneous urticaria (CSU) and AD in 2Q26 and 2H26, respectively

– Strengthened balance sheet with $125 million private placement to support additional clinical milestones and extend runway through 2028

Palo Alto, Calif., and New York, NY., March 5, 2026 – Evommune, Inc. (NYSE: EVMN) (“Evommune” or the “Company”), a clinical-stage biotechnology company developing innovative therapies that target key drivers of chronic inflammatory diseases, today announced financial results for the fourth quarter and full year ended December 31, 2025, and provided a business update.

“The positive top-line Phase 2a data for EVO301 marks an important milestone for Evommune and further validates IL-18 inhibition as a compelling approach for patients living with AD. We look forward to advancing the program forward and exploring an optimal dosing regimen for this potentially front-line biologic for AD,” said Luis Peña, President and Chief Executive Officer at Evommune. “We’ve nearly completed patient enrollment in the EVO756 Phase 2b trial in CSU, and plan to share top-line data in the second quarter. Additionally, the EVO756 Phase 2b trial in AD remains on track to report data in the second half of the year. MRGPRX2 antagonism is unique in its potential to modulate both mast cells and sensory neurons and we are eager to show the potential of MRGPRX2 inhibition in patients suffering from these debilitating diseases."

Mr. Peña continued, “We recently strengthened our cash position with a $125 million private placement, which increases our ability to move EVO301 into deeper development and to expand our development programs as we look to make a major impact in the treatment of chronic inflammatory diseases. We continue to execute across our pipeline, underscoring our focus on delivering new medicines to patients, and I am very proud of the work being done by the entire Evommune team.”

Business Highlights, Recent Developments and Upcoming Milestones

EVO756 – Oral MRGPRX2 Antagonist Program:

First-in-class, potent and highly selective oral small molecule antagonist of Mas-related G protein-coupled receptor X2 (MRGPRX2), a receptor predominantly found on mast cells and peripheral sensory neurons.

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Phase 2b Top-Line Data Readouts in CSU and AD Expected in 2026: A Phase 2b dose-ranging trial (N=160) in moderate-to-severe CSU was initiated in April 2025, and the Company expects to report top-line results in the second quarter of 2026. The Company also initiated a Phase 2b dose-ranging trial (N=120) in moderate-to-severe AD patients in August 2025 and expects to report top-line results in the second half of 2026.
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Indication Expansion in 2026: The Company plans to initiate a Phase 2b trial in migraine in mid-2026 and continues to evaluate and explore potential additional indications for EVO756, including asthma, interstitial cystitis, irritable bowel syndrome and pruritus.

EVO301 – Injectable IL-18 Binding Protein Fusion Protein:

Long-acting fusion protein consisting of an IL-18 binding protein and an anti-serum albumin Fab-associated domain with potential for more effective distribution to inflamed tissues than traditional monoclonal antibodies.

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Reported Positive Phase 2a Top-line POC Data: In February 2026, Evommune announced positive top-line results from a 70-patient, randomized, double-blind, placebo-controlled Phase 2a trial of EVO301 in moderate-to-severe AD. The trial met its primary endpoint and EVO301 showed statistically significant EASI reductions vs. placebo at weeks 4, 8 and 12, with 33% placebo-adjusted improvement in EASI and 23% placebo-adjusted IGA 0/1 at week 12, after only two doses of EVO301 (day 1 and week 4). EVO301 was well tolerated with no related serious or severe adverse events and no observed conjunctivitis. Full results from the Phase 2a trial will be presented at a future scientific conference.
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Phase 2b Trial Planning: The POC data support plans to move a subcutaneous formulation of EVO301 into a Phase 2b dose-ranging and Phase 3-enabling trial where the Company plans to expand on the POC data set by optimizing the dose and regimen to evaluate and explore the potential for even further improvement in AD patient outcomes. Planning for this trial is underway and the Company plans to share further details about the trial-design in the near future.
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Advancing Toward Phase 2 Trial Initiation in a New Indication: The Company is also evaluating potential additional indications for EVO301, including ulcerative colitis and certain cardiovascular-related inflammatory conditions.

Recent Corporate Highlights

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Closed $125 Million Private Placement: In February 2026, Evommune entered into a securities purchase agreement to sell its common stock to a select group of new and existing mutual funds and dedicated healthcare institutional investors in a private placement. This additional capital allows Evommune to support additional clinical milestones and extend its cash runway through 2028.

Upcoming Events

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Wednesday, March 11, 2026: Fireside chat at 1:00 p.m. ET at the Leerink Partners Global Healthcare Conference in Miami, FL. A live webcast of the presentation will be available on the Investors & Media page of the Company’s website at www.evommune.com.

Fourth Quarter and Full Year 2025 Financial Results

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Cash, Cash Equivalents and Investments: Cash, cash equivalents and investments were $216.7 million as of December 31, 2025, compared to $72.0 million as of December 31, 2024. Cash, cash equivalents and investments as of December 31, 2025, along with net proceeds from the February 2026 private placement, are expected to provide cash runway through 2028.
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Revenue: Revenue was $0 million and $13.0 million for the fourth quarter and full year ended December 31, 2025, respectively, compared to $0 million and $7.0 million for the fourth quarter and full year ended December 31, 2024, respectively. The increase in revenue was related to the strategic collaboration with Maruho Co., Ltd. related to licensing EVO756 in Japan.
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Research and Development Expenses: Research and development expenses were $20.4 million and $74.0 million for the fourth quarter and full year ended December 31, 2025, respectively, compared to $17.8 million and $64.2 million for the fourth quarter and full year ended December 31, 2024, respectively.
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General and Administrative Expenses: General and administrative expenses were $9.3 million and $20.0 million for the fourth quarter and full year ended December 31, 2025, respectively, compared to $3.6 million and $12.8 million for the fourth quarter and full year ended December 31, 2024, respectively.
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Net Loss: Net loss totaled $28.3 million and $68.9 million for the fourth quarter and full year ended December 31, 2025, respectively, compared to $20.7 million and $66.8 million for the fourth quarter and full year ended December 31, 2024, respectively.

About Evommune, Inc.

Evommune, Inc., is a clinical-stage biotechnology company developing innovative therapies that target key drivers of chronic inflammatory diseases. The Company’s mission is to improve patients’ daily lives and prevent the long-term effects of uncontrolled inflammation that are a consequence of the limitations of existing therapies. To achieve this, Evommune is advancing a portfolio of differentiated product candidates that target key drivers of chronic inflammation. For more information, please visit www.evommune.com and follow us on LinkedIn.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements in this press release other than statements of historical facts are “forward-looking statements.” These statements may be identified by words such as “aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “plans,” “possible,” “potential,” “seeks,” “will” and variations of these words or similar expressions that are intended to identify forward-looking statements, although not all forward-looking statements contain these words. Forward-looking statements in this press release include, but are not limited to, statements regarding: the potential therapeutic benefit of EVO756 and EVO301, the design, objectives, initiation, timing, progress and results of current and future preclinical studies and clinical trials of the Company’s product candidates, including the ongoing Phase 2 clinical trials for EVO756 and EVO301; anticipated cash runway through 2028; and continued advancement of the Company’s portfolio. These forward-looking statements are based on the Company’s expectations and assumptions as of the date of this press release. Each of these forward-looking statements involves risks and uncertainties that could cause the Company’s clinical development programs, future results or performance to differ materially from those expressed or implied by the forward-looking statements. Many factors may cause differences between current expectations and actual results, including: the Company’s limited operating history and historical losses; the potential that success in preclinical testing and earlier clinical trials does not ensure that later clinical trials will generate the same results or otherwise provide adequate data to demonstrate the efficacy and safety of a product candidate; the Company’s ability to obtain regulatory approval of and successfully commercialize its product candidates; the impacts of macroeconomic conditions, including heightened inflation and uncertain credit and financial markets, on the Company’s business, clinical trials and financial position; unexpected safety or efficacy data observed during preclinical studies or clinical trials; clinical trial site activation or enrollment rates that are lower than expected; the Company’s ability to realize the benefits of its collaborations and license agreements; changes in expected or existing competition; changes in the regulatory environment; the Company’s ability to obtain, maintain and protect its intellectual property; and unexpected litigation or other disputes. Other factors that may cause the Company’s actual results to differ from those expressed or implied in the forward-looking statements in this press release are identified under the heading “Risk Factors” in the Company’s Quarterly Report on Form 10-Q, filed with the SEC on December 11, 2025, and in other filings that the Company makes and will make with the SEC in the future. The Company expressly disclaims any obligation to update any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise, except as otherwise required by law.

Evommune, Inc.
Unaudited Condensed Consolidated Statements of Operations
(in thousands, except share and per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
Revenues:
License revenue	$—	$—	$13,000	$7,000
Operating expenses:
Research and development	20,403	17,831	74,042	64,244
General and administrative	9,313	3,623	20,029	12,769
Total operating expenses	29,716	21,454	94,071	77,013
Loss from operations	(29,716)	(21,454)	(81,071)	(70,013)
Total other income, net	1,443	728	12,201	3,205
Net loss	(28,273)	(20,726)	(68,870)	(66,808)
Net loss attributable to common stockholders	(28,273)	(20,726)	(68,870)	(66,808)
Basic and diluted net loss per share of common stock	$(1.43)	$(13.58)	$(11.22)	$(44.29)
Weighted average basic and diluted shares of common stock outstanding	19,775,940	1,525,928	6,136,636	1,508,284

Evommune, Inc.
Unaudited Condensed Consolidated Balance Sheets
(in thousands)

	December 31,	December 31,
	2025	2024
Cash, cash equivalents and short-term investments	$149,200	$72,040
Other current assets	4,278	1,948
Other non-current assets	71,468	2,067
Total assets	$224,946	$76,055

Current liabilities	$17,909	$27,981
Other non-current liabilities	1,471	535
Total liabilities	19,380	28,516
Convertible preferred stock	—	191,776
Total stockholders’ equity (deficit)	205,566	(144,237)
Total liabilities, convertible preferred stock, and stockholders’ equity	$224,946	$76,055

Contacts:

Media:

Paul Laland

Paul.laland@evommune.com

Investors:

Sarah McCabe

investors@evommune.com